UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2006

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement
On April 29, 2006, the Board of Directors approved the 2006 Bonus Plan, which is a modification of similar plans for previous years. The 2006 Plan, as it pertains to officers and executives, is based on adjusted results from operations (75%) and on achievement of personal goals (25%). In determining results from operations (before taxes, interest and foreign currency effects), any charges due to SFAS 123(R) stock compensation, restructuring, 401(k), variable pay, bonus and retention incentives, are excluded. To the extent there are other unplanned significant transactions or charges, then the Compensation Committee would determine what adjustments, if any, are appropriate in determining the results from operations for purposes of determining the bonuses. No bonus will be paid unless results from operations, as so adjusted, reach a pre-determined minimum level. In addition, no bonus will be paid unless 2006 bookings exceed a defined threshold level.
Each participant in the Cray 2006 Bonus Plan is assigned a percentage of the participant’s base salary as his/her target bonus. Bonus would be payable at 25% of target bonus once results from operations reach the minimum level and increase up to 150% of the target bonus as specified levels of results from operations established by the Board are reached. Bonuses cannot exceed more than 100% of target bonus unless 2006 bookings are at least at a pre-determined level (higher than the threshold level). Any bonus higher than 150% of target bonus is at the Board’s discretion. The Chief Executive Officer, subject to the approval of the Compensation Committee, retains the right to adjust the formula bonus (from 0% to 125%) for each officer. The Board approves the final bonus for the Chief Executive Officer.
A copy of the 2006 Bonus Plan is attached as an exhibit to this Form 8-K.
Separately, the Board of Directors also then approved the annual base salary and the target bonus percentages for purposes of the 2006 Bonus Plan for Peter J. Ungaro, as Chief Executive Officer and President. and other executive officers. There were no changes to annual base salaries for executive officers. While Mr. Ungaro’s target bonus percentage increased from 75% in 2005 to 150% for 2006, in 2005 he also had an override bonus based on gross margin that was not carried over to 2006. The target bonus percentages for each of the other highly-compensated executive officers were generally increased by 10%, as follows: Brian C. Henry, Executive Vice President and Chief Financial Officer – 60%, Margaret A. Williams, Senior Vice President – 60%, Steven L. Scott, Chief Technology Officer and Senior Vice President – 50%; Jan C. Silverman, Senior Vice President – 50%, and Kenneth W. Johnson, Senior Vice President and General Counsel – 50%.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Cray 2006 Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
May 4, 2006

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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